SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 5, 2008 (June 3, 2008)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                                Unregistered Sales of Equity Securities

(a)
On June 3, 2008 Chembio Diagnostics, Inc. (the "Company") issued Lawrence A. Siebert incentive stock options to purchase 250,000 shares of the Company’s common stock, exercisable at $0.13 per share, which was the closing price of the Company's common stock on June 3, 2008.  The incentive stock options are immediately exercisable and they expire on the June 3, 2013.  No cash was exchanged in this issuance, and these options were issued to Mr. Siebert in consideration for his service as President and Chief Executive Officer of the Company.

On June 3, 2008 the Company issued James D. Merselis options to purchase 180,000 shares of the Company's common stock, exercisable at $0.13 per share, which was the closing price of the Company's common stock on June 3, 2008.  No cash was exchanged in this issuance, and these options were issued to Mr. Merslis in consideration for his service as a member of the Company's Board of Directors.  36,000 of these options are exercisable on June 3, 2008, and options to acquire an additional 36,000 shares will become exercisable on the date of each of the four succeeding annual meetings of stockholders (each, an "Annual Meeting") if and to the extent that Mr. Merslis is reelected as a director at each such Annual Meeting.

On June 3, 2008 the Company issued Katherine L. Davis options to purchase 3,650 shares of the Company's common stock, exercisable at $0.13 per share, which was the closing price of the Company's common stock on June 3, 2008.  No cash was exchanged in this issuance, and these options were issued to Ms. Davis in consideration for her service as a member of the Company's Board of Directors between May 2007 and June 2007.

These issuances were granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D.  These issuances qualified for this exemption from registration because, among other things, (i) the Company did not engage in any general solicitation or advertising to market the securities;  (ii) all the Company's reports filed under the Securities Exchange Act of 1934 were made available to the recipients; (iii) each recipient was provided the opportunity to ask questions and receive answers from the Company regarding the offering; (iv) the securities were issued to persons with knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of an investment in the Company; and (v) the recipients received “restricted securities” that include a restrictive legend on the certificate.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Effective May 11, 2008 (the “Effective Date”), the Company’s Board of Directors approved the Company’s extension of the June 15, 2006 employment agreement (the “Employment Agreement”) with Lawrence A. Siebert, the Company’s President and Chief Executive Officer, for an additional one-year term.  The terms of the extended Employment Agreement are identical to the June 15, 2006 Employment Agreement, except that under the extended Employment Agreement, Mr. Siebert received additional consideration in the form of incentive stock options to purchase 250,000 shares of the Company’s common stock exercisable at $0.13 per share, which was the closing price of the Company's common stock on June 3, 2008.  The incentive stock options are immediately exercisable and they expire on the June 3, 2013.

Under the terms of the extended Employment Agreement (i) Mr. Siebert will continue as the Company’s Chief Executive Officer and President for an additional term of one-year from the Effective Date; (ii) Mr. Siebert will earn a salary of $265,000; (iii) Mr. Siebert will be eligible for a bonus of up to 50% of his salary, consisting of (a) a bonus of up to 25% of his salary that is at the complete discretion and determination of the Board, and (b) a bonus of up to an additional 25% of his salary that will be determined based upon revenue and earnings performance criteria established by the Board.

ITEM 7.01.  REGULATION FD DISCLOSURE.

(a)	On June 5, 2008 the Company issued a press release entitled “Chembio Awarded NIH Grant for Rapid TB Test on DPP™ Platform.” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 4.1       2008 Stock Incentive Plan Form of Stock Option Agreement
Exhibit  99.1    June 5, 2008 press release titled “Chembio Awarded NIH Grant for Rapid TB Test on DPP™ Platform.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2008                                                                           Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer

EXHIBIT INDEX

Exhibit 4.1 – 2008 Stock Incentive Plan Form of Stock Option Agreement.
Exhibit  99.1 – June 5, 2008 press release titled “Chembio Awarded NIH Grant for Rapid TB Test on DPP™ Platform.”